Exhibit 99.1

MYOS Corporation Reports 2014 Second Quarter Results

- MYOS Management to Host Corporate Overview Conference Call today at 11:00 AM ET -

CEDAR KNOLLS, NJ – August 14, 2014 – MYOS Corporation (“MYOS” or the “Company”) (NASDAQ: MYOS), an emerging biotherapeutics and bionutrition company focused on the discovery, development and commercialization of products that improve muscle health and performance, announced today its financial results for the second quarter ended June 30, 2014. The Company also provided highlights of its recent progress and anticipated near-term research and development milestones for FortetropinTM, the first clinically proven natural myostatin inhibitor.

SECOND QUARTER AND RECENT HIGHLIGHTS

●	Reported positive top-line clinical data demonstrating that Fortetropin significantly increases muscle size and lean body mass in average males with modest resistance training;
●	Received listing approval and began trading on the NASDAQ Capital Market;
●	Appointed world-renowned scientific visionary and entrepreneur, J. Craig Venter to the Board of Directors;
●	Announced a small molecule development program with Cloud Pharmaceuticals, Inc. focused on Furin convertase regulation and Janus Kinase 3 inhibition as targets for small molecule candidates and their activity in muscle and inflammation;
●	Appointed seasoned pharmaceutical finance and accounting industry veteran, Joseph C. DosSantos, as Chief Financial Officer;
●	Established a multi-year science research collaboration with the Rutgers University

Musculoskeletal Tissue Regeneration Laboratory and became a corporate sponsor of Rutgers Athletics;

●	Received a Notice of Allowance from the U.S. Patent and Trademark Office for the patent covering proprietary methods of manufacturing Fortetropin which will protect the Company’s intellectual property portfolio though 2033;
●	Extended the Fortetropin manufacturing and supply agreement with Deutsches Institut fuer Lebensmitteltechnik e.V, the German Institute for Food Technologies, through the end of 2016; and
●	Appointed consumer product industry veteran Douglas Weekes as Chief Commercial Officer to lead the Company’s marketing, sales and product development of a portfolio of commercial products derived from Fortetropin.

“The last several months have represented a remarkable and transformational time in the early history of MYOS. After building a strong business foundation, MYOS has delivered on a number of important milestones central to our long term goal of growing into a leader in the field of muscle health. Towards that end, MYOS has built the financial and operating infrastructure required to become a NASDAQ-listed company and we are thrilled to have attracted one of the most important scientific minds of the last century to our board of directors. MYOS has made substantial progress on both the bionutrition and biotherapeutics front witnessed by recent strategic collaborations and the completion of our second clinical study,” commented Robert J. Hariri, M.D., Ph.D., Chairman of the Board of MYOS.

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“The positive clinical results from our Tampa study provide confirmatory data that Fortetropin can significantly build and support growth and retention of healthy muscle and improve lean body mass in modestly-trained individuals participating in a recreational resistance exercise program. Armed with this important clinical data, MYOS firmly believes that the use of Fortetropin along with exercise has broad applications in a wide range of indications. Furthermore, the data suggests that Fortetropin may also serve to address the unmet need for a safe and effective treatment for sarcopenia as well as in the management of muscle wasting seen in cachexia or chronic illness. MYOS expects further strategic momentum in the second half of 2014 and throughout 2015 due to several anticipated key milestones including the development and launch of new products to build out the bionutrition business, and additional clinical and preclinical study results,” Dr. Hariri concluded.

EXPECTED NEAR-TERM MILESTONES

●	Full clinical data from University of Tampa study on use of Fortetropin in modestly-trained males to be presented at a scientific congress;
●	Results from the Fortetropin study in adult women expected in 2015;
●	Formulation of meal replacement beverage and nutritional protein bars utilizing Fortetropin targeted for end of 2014;
●	Completion of the Rutgers University Musculoskeletal Tissue Regeneration Laboratory project developing cell-based assays for high throughput screening studies of next generation myostatin inhibitors on target for mid-2015; and
●	Report on the Cloud Pharmaceuticals, Inc. identification of initial small molecule Furin convertase inhibitors in the myostatin regulatory pathway by the end of 2015.

CONFERENCE CALL AND WEBCAST INSTRUCTIONS

MYOS’s management team will host a conference call and webcast for interested parties to discuss the financial results and provide a business update on Thursday, August 14, 2014 at 11:00 a.m. ET. Interested participants may access this conference call by dialing 877-407-7186 (U.S./Canada) or 201689-8052 (International).

The webcast may be accessed via the News and Events page of the Investor Relations section of the MYOS corporate web site at www.myoscorp.com, and will be archived for 30 days. Webcast participants are encouraged to go to the web site 15 minutes prior to the start of the call to register, download and install any necessary software.

SECOND QUARTER 2014 FINANCIAL SUMMARY

For the second quarter of 2014, the Company's net sales were approximately $1,679 thousand compared to net sales of approximately $715 thousand for the second quarter of 2013 and approximately $1,546 thousand for the first quarter of 2014. Net sales for the trailing twelve months were approximately $5,551 thousand.

Loss from operations was approximately ($1,001) thousand for the second quarter of 2014 compared to approximately ($985) thousand for the second quarter of 2013 and approximately ($423) thousand for the first quarter of 2014. Loss from operations includes the Company's investment in research and development activities in the second quarter of 2014 of approximately $295 thousand compared to approximately $107 thousand in the second quarter of 2013 and approximately $434 thousand in the first quarter of 2014.

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Net loss for the second quarter of 2014 was approximately ($1,000) thousand compared to approximately ($984) thousand for the second quarter of 2013 and approximately ($422) thousand for the first quarter of 2014. Basic and diluted net loss per share was $(0.34) for the second quarter of 2014 compared to $(0.44) for the second quarter of 2013 and $(0.16) for the first quarter of 2014. Per share results are based on weighted average number of shares outstanding of 2.909 million for the second quarter of 2014 compared to 2.212 million for the second quarter of 2013 and 2.703 million for the first quarter of 2014.

Non-GAAP, net loss for the second quarter of 2014 was approximately ($523) thousand compared to approximately ($608) thousand for the second quarter of 2013 and approximately ($119) for the first quarter of 2014. Non-GAAP basic and diluted net loss per share was ($0.18) for the second quarter of 2014 compared to ($0.27) for the second quarter of 2013 and ($0.04) for the first quarter of 2014. Non-GAAP net loss excludes stock-based compensation of approximately $422 thousand, amortization expense of approximately $50 thousand and impairment charges of approximately $5 thousand for the second quarter of 2014 compared to stock-based compensation of approximately $365 thousand and changes in fair value of warrants of approximately $11 thousand for the second quarter of 2013 and stock-based compensation of approximately $303 thousand for the first quarter of 2014.

The Company had cash of approximately $2,296 thousand and total assets of approximately $8,335 thousand as of June 30, 2014 compared to cash of approximately $451 thousand and total assets of approximately $3,836 thousand as of December 31, 2013.

In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP net loss and non-GAAP basic and diluted net loss per share measures, which present results on a basis adjusted for certain items. Non-GAAP net loss and non-GAAP basic and diluted net loss per share are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally. The Company also believes these non-GAAP measures provide the Company’s investors with useful information regarding the Company’s historical operating results. These non-GAAP measures are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. Use of the terms non-GAAP net loss, and non-GAAP basic and diluted net loss per share may differ from similar measures reported by other companies. We define non-GAAP net loss as net loss adjusted for stock-based compensation and certain special charges that are otherwise included in GAAP net loss, including changes in fair value of warrants, amortization and impairment charges. Non-GAAP basic and diluted net loss per share refers to non-GAAP net loss divided by the weighted average number of basic and diluted shares outstanding. All of the non-GAAP measures discussed above are reconciled from their respective GAAP measures in the "Reconciliation of GAAP to Non-GAAP Net Loss" table set forth below.

A summary of key financial highlights for the three and six months ended June 30, 2014 and 2013 is as follows:

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MYOS CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net sales	$1,679	$715	$3,225	$993
Cost of sales (excludes amortization of acquired intangibles)	645	318	1,050	445
Gross profit	1,034	397	2,175	548

Research and development	295	107	729	285
Selling, general and administrative	1,685	1,275	2,815	2,340
Amortization	50	-	50	-
Loss on asset impairments	5	-	5	-
Total operating expenses	2,035	1,382	3,599	2,625

Operating loss	(1,001)	(985)	(1,424)	(2,077)

Other income (expense):
Interest income	1	1	2	3
Total other income (expense)	1	1	2	3

Net loss and comprehensive loss	(1,000)	(984)	(1,422)	(2,074)

Basic and diluted net loss per share attributable to common stockholders	$(0.34)	$(0.44)	$(0.51)	$(0.94)

Weighted average number of common shares outstanding, basic and diluted	2,909	2,212	2,807	2,208

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MYOS CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets
Cash	$2,296	$451
Accounts receivable	2,333	645
Inventories	1,169	143
Prepaid expenses and other current assets	214	215
Total current assets	6,012	1,454
Fixed assets, net of accumulated depreciation	331	344
Intangible assets, net of accumulated amortization	1,992	2,038
Total assets	$8,335	$3,836

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$617	$184
Accrued expenses	482	312
Total current liabilities	1,099	496

Total liabilities	1,099	496

Commitments and contingencies

Stockholders' equity
Preferred stock, $.001 par value; 500,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.001 par value, 6,000,000 shares authorized; 2,909,285 and 2,227,447 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	3	2
Additional paid-in capital	22,563	17,246
Accumulated deficit	(15,330)	(13,908)
Total stockholders' equity	7,236	3,340

Total liabilities and stockholders' equity	$8,335	$3,836

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MYOS CORPORATION AND SUBSIDIARY
Reconciliation of GAAP to Non-GAAP Net Loss
(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP - net loss	(1,000)	(984)	(1,422)	(2,074)

Stock-based compensation	422	365	725	719
Change in fair value of warrants	-	11	-	19
Amortization	50	-	50	-
Impairment charges	5	-	5	-

Non-GAAP - net loss	(523)	(608)	(642)	(1,336)

Weighted average number of common shares outstanding, basic and diluted	2,909	2,212	2,807	2,208

GAAP basic and diluted net loss per share	$(0.34)	$(0.44)	$(0.51)	$(0.94)

Non-GAAP basic and diluted net loss per share	$(0.18)	$(0.27)	$(0.23)	$(0.61)

About MYOS Corporation

MYOS is an emerging biotherapeutics and bionutrition company focused on the discovery, development and commercialization of products that improve muscle health and function essential to the management of sarcopenia, cachexia and degenerative muscle diseases. MYOS is the owner of Fortetropin™, the first clinically proven natural myostatin inhibitor. Myostatin is a natural regulatory protein, which inhibits muscle growth and recovery. Medical literature suggests that lowering myostatin levels has many potential health benefits including increased muscle mass, healthy weight management, improved energy levels, stimulation of muscle healing as well as treating sarcopenia, a condition of age-related loss of muscle mass. To discover why MYOS is known as "The Muscle Company,"™ visit www.myoscorp.com.

The Company's first commercial product containing Fortetropin (MYO-T12), is distributed by Maximum Human Performance (MHP) under the brand name MYO-X® and is currently available on popular retailer websites including http://mhpstrong.com, www.bodybuilding.com, www.amazon.com and in specialty retailers including GNC and Vitamin Shoppe and others. MYOS believes that Fortetropin, as well as future products it envisions, will redefine existing standards for muscle health.

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Forward-Looking Statements

Any statements in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements involve risks and uncertainties, including but not limited to those relating to the successful continued research of Fortetropin™ and its effects on myostatin inhibition, including our research and development activities described herein, product and customer demand, the continued growth of repeat purchases, market acceptance of our existing and future products including new products described herein, the ability to create new products through research and development, the continued growth in market expansion and revenue including the expansion into the age management market, the successful entry into new markets including the age management market, the ability to attract additional investors and increase shareholder value, the ability to generate the forecasted revenue stream and cash flow from sales of Fortetropin and MYO-X®, the ability to achieve a sustainable profitable business, the effect of economic conditions, the ability to protect our intellectual property rights and the issuance of the patent described herein, the ability to maintain and expand our manufacturing capabilities and reduce the costs of our products, the ability to comply with NASDAQ's continuing listing standards, competition from other providers and products, risks in product development, our ability to raise capital to fund continuing operations, and other factors discussed from time to time in our Securities and Exchange Commission filings. We undertake no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made except as required by law.

These statements have not been evaluated by the Food and Drug Administration. Our products are not intended to diagnose, treat, cure or prevent any disease.

MYOS Corporation Investor and Media Contact:

Jenene Thomas

Investor Relations and Corporate Communications

(973) 509-0444

jthomas@myoscorp.com

SOURCE: MYOS Corporation

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